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                                                                     EXHIBIT 4.3
                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT


1. GENERAL BACKGROUND. In accordance with Section 26 of the Rights Agreement between First Chicago Trust Company of New York and Smith International, Inc. dated June 8, 2000 (the "Agreement"), the parties desire to amend the Agreement.

         On April 25, 2001, the Board of Directors of Smith International, Inc. approved the assignment of the Rights Agreement between First Chicago Trust Company of New York and Smith International, Inc. dated June 2, 2000 (the "Agreement") to EquiServe Trust Company, N.A., effective as of July 1, 2001. A subsequent amendment to the Agreement effective October 1, 2001, however, was made in error by and between First Chicago Trust Company of New York and Smith International, Inc.

2. EFFECTIVENESS. This Amendment shall be effective as of December 31, 2002 (the "Amendment") and all defined terms and definitions in the Agreement shall be the same in the Amendment except as specifically revised by the Amendment.

3. REVISION. The assignment of the Agreement to EquiServe Trust Company, N.A. was approved by the Board of Directors of Smith International, Inc. and the parties acknowledge and agree that such assignment occurred effective as of July 1, 2001. By This Amendment No. 2, the parties confirm that the Amendment to Rights Agreement effective as of October 1, 2001 by and between First Chicago Trust Company of New York and Smith International, Inc. should have been by and between EquiServe Trust Company, N.A. Notwithstanding the effective date as of this Amendment No. 2, the parties confirm that the assignment occurred effective as of July 1, 2001 and the Amendment to Rights Agreement as of October 1, 2001 is hereby amended to reflect that EquiServe Trust Company, N.A. is the Rights Agent.

4. Except as amended hereby, the Agreement and all schedules or exhibits thereto shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed in their names and on their behalf by and through their duly authorized officers, as of the 31st day of December, 2002.

     SMITH INTERNATIONAL, INC.              EQUISERVE TRUST COMPANY, N.A.


     By: /s/ VIVIAN M. CLINE                 By: /s/ ANTHONY MILO
         --------------------------              --------------------------
         Vivian M. Cline                         Anthony Milo
         Title: Assistant Secretary              Title: Managing Director